UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2024

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, Coherent Corp. (the “Company”) filed a Current Report on Form 8-K announcing that Dr. Vincent D. Mattera, Jr., the Chief Executive Officer (“CEO”) of the Company, had informed the Company’s Board of Directors (the “Board”) of his intent to retire as CEO following the appointment of his successor (or otherwise at the end of calendar 2024).

On June 3, 2024, the Company announced the appointment of James R. Anderson as CEO of the Company, effective June 3, 2024 (the “Start Date”), to replace Dr. Mattera as CEO. In compliance with his CEO Succession and Retirement Agreement dated February 17, 2024, Dr. Mattera resigned as a Class One member of the Board immediately before the Start Date, and Mr. Anderson was elected as a Class One member of the Board replacing Dr. Mattera effective on the Start Date. Dr. Mattera will receive the payments and benefits contemplated by the CEO Succession and Retirement Agreement, as previously disclosed and filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 20, 2024.

Mr. Anderson, age 51, served as a director and as President and Chief Executive Officer of Lattice Semiconductor Corporation (“Lattice”) since September 2018. Prior to joining Lattice, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices, Inc. (“AMD”). Prior to AMD, Mr. Anderson held a broad range of leadership positions spanning general management, engineering, sales, marketing, and corporate strategy at companies including Intel, Broadcom (formerly Avago Technologies), and LSI Corporation. Mr. Anderson has served on the board of directors of Entegris, Inc. since March 2023, and he currently serves on the board of directors of the Semiconductor Industry Association. Mr. Anderson previously served on the board of directors of Sierra Wireless from April 2020 to January 2023. Mr. Anderson earned an MBA and Master of Science in electrical engineering and computer science from the Massachusetts Institute of Technology, a Master of Science in electrical engineering from Purdue University, and a Bachelor of Electrical Engineering from the University of Minnesota.

There are no arrangements or understandings between Mr. Anderson and any other persons pursuant to which Mr. Anderson was appointed CEO or a director. Mr. Anderson does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Anderson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as CEO, Mr. Anderson entered into an offer letter agreement with the Company (the “Offer Letter”) on May 31, 2024 effective on the Start Date. Pursuant to the Offer Letter, Mr. Anderson will serve as CEO, will be elected as a member of the Board as of the Start Date, and will be recommended for election as a member to the Board at future shareholder meetings in which Class One directors are elected as long as he is CEO. The Offer Letter does not have a specific term and provides that Mr. Anderson will be an at-will employee.

The Offer Letter provides as follows:

•	Mr. Anderson’s annual base salary will be $1,060,000, subject to increase, but not decrease, based on an annual review by the Board’s Compensation and Human Capital Committee.

•

Mr. Anderson will be eligible to earn annual incentive compensation awards beginning for fiscal year 2025, subject to the terms and conditions of the Company’s annual incentive plans, with a target annual bonus of 150% of his base salary.

•

Mr. Anderson will be eligible to receive long-term incentive awards under the Coherent Corp. Omnibus Incentive Plan consistent with the design for the Company’s other executive officers. For fiscal year 2025, the aggregate target grant date value of the long-term incentive awards for Mr. Anderson equals $12,000,000, provided 40% as time-vesting restricted stock units (“RSU”) and 60% as performance stock units (“PSUs,” together with the “RSUs,” the “Fiscal Year 2025 Awards”). However, as an inducement to his acceptance of the Company’s offer of employment, the fiscal year 2025 RSUs and PSUs will be granted on the Start Date as part of his sign-on inducement equity awards as described below.

•

Mr. Anderson will receive a cash sign-on bonus in the amount of $500,000 to be paid in a lump sum on the first regular payroll date following the Start Date. If Mr. Anderson’s employment with the Company terminates before the second anniversary of the Start Date either by his voluntary resignation other than for “good reason” or by the Company for “cause” (as such terms are defined in the Offer Letter), then Mr. Anderson will be required promptly repay to the Company the full gross amount of the sign-on bonus.

•

Mr. Anderson will receive new hire equity awards effective on the Start Date as an inducement to Mr. Anderson accepting the Company’s offer of employment. The inducement equity awards will be in the total amount of $48,000,000, of which $12,000,000 represents the value of the Fiscal Year 2025 Award and $36,000,000 represents sign-on awards in part to recognize equity awards that Mr. Anderson will forfeit from Lattice (the “Sign-On Awards,” together with the Fiscal Year 2025 Awards, the “Inducement Awards”). The material features of the Inducement Awards are as follows:

•

$8,400,000 of the total award value (representing 40% of the Fiscal Year 2025 Awards value and 10% of the Sign-On Awards value) will be delivered as an award of time-vesting RSUs. The number of such RSUs will be determined based on the 30-day trailing average of the market price of the Company’s common stock immediately prior to the Start Date (rounded up to the next whole share), with annual vesting over three years starting on the first anniversary of the Start Date.

•

The remaining $39,600,000 of the total award value (representing 60% of the Fiscal Year 2025 Awards value and 90% of the Sign-On Awards value) will be delivered as an award of PSUs. The target number of PSUs will be determined based on the 30-day trailing average of the market price of the Company’s common stock immediately prior to the Start Date (rounded up to the next whole share). The PSUs will be earned over an approximate 3-year performance period (beginning on the Start Date and ending on the last day of fiscal year 2027) based on relative total shareholder return (“rTSR”) performance similar to the Company’s fiscal year 2024 rTSR PSU awards, but with (i) target (100%) payout set at 55th percentile achievement, and (ii) the maximum payout (at the 75th percentile achievement or better) providing a 250% payout.

•

The Inducement Awards will have vesting treatment on termination of employment or “change in control” (as defined in the Coherent Corp. Omnibus Incentive Plan) consistent with the Company’s standard terms for executive officers, as modified by the Offer Letter as described below.

•

The Inducement Awards will be granted outside of the Coherent Corp. Omnibus Incentive Plan as stand-alone inducement awards as permitted by Section 303A.08 of the New York Stock Exchange’s listing rules (and subject to compliance with those listing rules). Each award will be documented by an award agreement substantially in the forms attached as exhibit to this Current Report on Form 8-K.

•	Mr. Anderson will be eligible to participate in the Company’s employee benefit plans generally available to senior executives of the Company.

Upon Mr. Anderson’s termination of employment without cause or voluntary resignation for good reason, then, subject to his timely execution and non-revocation of a release of claims, he will be eligible to receive severance payments and benefits set forth in the Offer Letter that are generally consistent with the terms of the Company’s Executive Severance Plan, except that the amounts will be based on a 2x multiple for a “Qualifying Termination” during a “Non-CIC Period” and a 3x multiple during a “CIC Period” (as those terms are defined in the Offer Letter). In case of a Qualifying Termination during a Non-CIC Period, the inducement PSUs will be determined based on rTSR performance through the date of termination and immediately paid out on a prorated basis (after credit for an additional 12 months of service) at the greater of target or actual performance.

The Offer Letter includes restrictive covenants consistent with those applicable under the Executive Severance Plan, but excluding covenants related to not competing with the Company and not soliciting Company customers.

The description of the Offer Letter and Inducement Awards as summarized above is qualified in its entirety by reference to the copy of the full text of the Offer Letter and forms of award agreements for the Inducement Award RSUs and PSUs, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release regarding this announcement of Mr. Anderson’s appointment and Dr. Mattera’s retirement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference thereto.

The information in Item 7.01 to this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between James R. Anderson and Coherent Corp. dated May 31, 2024

10.2	Form of Award Agreement for Inducement RSUs

10.3	Form of Award Agreement for Inducement PSUs

99.1	Press Release dated June 3, 2024

104.0	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: June 3, 2024	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer & Corporate Secretary